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                                                                   Exhibit 10.5


                           SEPARATION AGREEMENT
               AND COMPLETE SETTLEMENT AND RELEASE OF ALL CLAIMS

                                    I.
                        PARTIES TO THE AGREEMENT

     This Separation Agreement and Complete Settlement and Release of All Claims ("Agreement") is made between BRUCE R. NOBLES ("Executive") and HAWAIIAN AIRLINES, INC. ("Hawaiian"). Executive and Hawaiian are collectively referred to as the "Parties."

                                    II.
                           BACKGROUND AND RECITAL

     A. By mutual agreement, Executive's active employment with Hawaiian will end as of the close of business on March 31, 1997.

     B. The Parties wish to resolve all potential claims Executive may have arising out of or related to Executive's employment by Hawaiian.

                                   III.
                                 CLAIMS

     For the purpose of this Agreement, the term "Claims" shall be defined as any and all claims, counterclaims, cross-claims, third-party complaints, demands, causes of action, obligations, controversies, liabilities and damages of any kind, name, nature or description, whether based on contract, tort, fraud, misrepresentation, statute or any other theory which the Parties had, have or may have against each other and/or related persons and/or past and present officers and directors and/or entities either at law, or in equity, whether now known, or unknown, and whether suspected or unsuspected, and which have been, or could have been, alleged by the Parties in a lawsuit or administrative or other legal proceeding or forum of any nature or which are based upon, arose from, related to, or are connected in any way whatsoever with: (i) the hiring, employment, or cessation of employment of Executive; or (ii) any and all claims arising from any alleged violations by Hawaiian and/or past or present officers and directors and/or related persons and/or entities of any federal, state or local statutes, ordinances or common laws, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Employee Retirement Income Security Act, and all federal and state laws and regulations regarding employment matters.

    As used in this Agreement the term "Claims" expressly does not include any of the obligations under this Agreement. The duties, covenants and warranties of the Parties under this Agreement shall expressly survive the execution of this Agreement.

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                                  IV.
                            CONSIDERATION

     In consideration of the mutual covenants contained in this Agreement, the Parties hereby agree as follows:

     A. SETTLEMENT SUM. If and only if Executive does not breach any term or condition in this Agreement, Hawaiian shall provide Executive with the following:

          1. Pay Executive the sum of Three Hundred Thirty-One Thousand Dollars ($331,000.00) in equal semi-monthly payments beginning on April 1, 1997 and continuing through March 31, 1998.

          2. Provide Executive with full medical, dental and insurance benefits as provided to senior executives of Hawaiian through March 31, 1998.

          3.   a.   Extend the last exercise date of Executive's existing
stock options granted under Hawaiian's 1994 Stock Option Plan (including those transferred to Executive's former wife pursuant to their Property Settlement Agreement) until June 30, 1999.

               b. During the term of Executive's options, extend to Executive and his former spouse the benefits of any amendments, other than maturity changes, awarded to the other option holders.

          4. Provide Executive travel benefits on Hawaiian as a senior executive through March 31, 1999.

          5. Provide Executive with travel benefits on other airlines as a continuing employee of Hawaiian through the expiration dates of the current year's pass cards, with the exception of American Airlines. The intention is that Executive shall be entitled to Executive's current boarding priority category.

          6. Provide free shipment of Executive's personal effects from Hawaii to Dallas, Texas, including pick up and delivery.

          7. Provide Executive with COMAT cargo benefits on Hawaiian as if he were employed by Hawaiian through March 31, 1998.

          8. Provide Executive with a container freight employee discount between Hawaii and the U.S. mainland as if he were employed by Hawaiian through March 31, 1998.

          9. Provide Executive with the use of his leased vehicle through March 31, 1997.

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         10.  For the nine-month period from April 1, 1997, it will be assumed that employee status for income tax on personal travel will apply. After that, taxable travel will be valued at no higher than FTP rates unless changes in federal tax law, regulations or practice dictate otherwise.

         11. Hawaiian will continue to assist Executive in making required personal SEC filings relating to Hawaiian securities.

     The consideration stated in this paragraph IV.A. in its entirety is hereinafter referred to as the "Settlement Sum." If Executive breaches in a material way any term of this Agreement, he shall immediately forfeit all rights under this Agreement to any portion of the Settlement Sum that remains to be paid or provided as of the date of the breach. In the event of such breach, the Executive's duties under this Agreement will remain, and Executive acknowledges that his receipt of any portion of the Settlement Sum shall be good and adequate consideration for all of the duties he has undertaken in this Agreement.

     Prior to the time that Executive's medical and dental benefits cease or are terminated, Hawaiian shall provide Executive with information regarding his right to receive COBRA benefits.

     B. ACCRUAL OF BENEFITS. Executive agrees and understands that his active employment with Hawaiian will cease as of March 31, 1997 and that final separation from Hawaiian's payroll will occur on March 31, 1998. Both Parties agree that the Settlement Sum provided by paragraph IV.A. is consideration for this Agreement and is not a wage or employment benefit.

     C. COMPANY PROPERTY. Executive shall immediately return to Hawaiian all company issued items, including but not limited to office keys, computer equipment, disks and/or electronic data. Immediately after Hawaiian's payment obligations pursuant to paragraph IV.A. above cease or are terminated, Executive shall immediately return to Hawaiian his A.O.A. badge and Friendship Program vouchers. On or before March 31, 1998, Executive shall return to Hawaiian his employee identification badge and annual pass card.

     D. MUTUAL RELEASE. The Parties, and their respective and related entities, for themselves and each of their heirs, and their executors, administrators, or personal representatives, hereby fully and finally waive, release and discharge each other and their respective and related entities, and their stockholders, partners, related partnerships and partners, subsidiaries, parent corporations, affiliate corporations, corporations under common control, past and present employees, past and present officers, past and present directors, agents, representatives, brokers, attorneys, insurers, excess insurers, reinsurers, indemnitors, subcontractors, consultants, suppliers, and successors and/or assigns from any and all Claims.

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     E.   ABSOLUTE BAR.  This Agreement is an absolute bar to all Claims released hereunder. The Parties agree that they will not at any time file any suit or make any claim or demand against each other or related persons or entities concerning the Claims released hereunder. The Parties also specifically warrant that they have no other claims and will bring no other claim against each other and/or related persons and/or entities.

     F. NO PENDING CHARGES OR COMPLAINTS. The Parties warrant that neither they nor any other person or entity have filed or reported any complaint, charge, or claim of any nature with any court, agency, or other governmental office or entity against each other regarding the Claims. The Parties agree that they will not file or report or permit the filing or reporting of any complaint, charge, or claim of any nature with any court, agency, or other governmental office or entity regarding the Claims.

                                  V.
           FURTHER AGREEMENTS, COVENANTS AND REPRESENTATIONS

     A. CONSULTING. Hawaiian may at its initiative call upon Executive for services during the nine month period from April 1, 1997 at per diem rates to be agreed plus expenses for car and lodging, separate from the Settlement Sum. Executive shall be issued an IRS Form 1099 at year-end for all such income derived as a result of these services.

     B. RIGHT OF REVOCATION. Executive has a period of seven (7) full days following the execution of this Agreement by all Parties hereto to revoke this Agreement by providing written notice of such revocation to Hawaiian. This Agreement shall not become effective or enforceable until this seven (7) day revocation period has expired without Executive having exercised his right of revocation.

     C. FURTHER ACKNOWLEDGMENTS. Executive fully understands, acknowledges and agrees that among the various rights and claims he is waiving, releasing and forever discharging by the execution of this Agreement are all rights and claims arising under the Federal Age Discrimination in Employment Act of 1967, 29 U.S.C. section 621 et seq. Executive further understands, acknowledges and agrees that he:

          1. Has been given at least twenty-one (21) full days within which to consider this Agreement before executing it;

          2. Has carefully read and fully understands all of the provisions of this Agreement;

          3. Is, by the execution of this Agreement, waiving, releasing and forever discharging Hawaiian from all claims for relief, causes of action and

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liabilities of any nature whatsoever, known or unknown, that he has or may have against Hawaiian, individually and/or collectively, including but not limited to claims of age discrimination;

          4. Knowingly and voluntarily agrees to all of the terms of this Agreement;

          5. Knowingly and voluntarily intends to be legally bound by all of the terms of this Agreement;

          6. Was previously advised, and is hereby further advised, in writing to consult with an attorney of his choice before executing this Agreement;

         7. Has a period of seven (7) full days following the execution of this Agreement by all Parties hereto to revoke this Agreement by providing written notice of such revocation to Hawaiian and was previously advised, and is hereby further advised, in writing that this Agreement shall not become effective or enforceable until this seven (7) day revocation period has expired without Executive having exercised his right of revocation; and

         8. Understands that rights or claims under the Federal Age Discrimination in Employment Act of 1967, 29 U.S.C. section 621 et seq., that may arise after the date when this Agreement is executed by all Parties hereto are not waived.

     D. ACCEPTANCE OF AGREEMENT. If Executive does not revoke this Agreement within the seven (7) day revocation period described in paragraph IV.B. above, Executive agrees to mail or hand deliver to Rae A. Capps the original of a letter he has executed, in the form attached hereto as Exhibit "A," confirming Executive has not exercised his right to revoke. Within seven (7) days after Hawaiian receives the original of said letter as executed by Executive, Hawaiian agrees to commence the settlement consideration described in paragraph IV.A. above.

    E. INDEMNITY AND ENFORCEMENT OF THIS AGREEMENT. Each Party agrees that if he or it shall breach this Agreement, said Party shall fully indemnify and hold harmless the other Party from the consequences of such breach. The liability of any Party in any action or other proceeding for breach of this Agreement shall include not only the monetary amount of any judgment which may be awarded but also all of the damages, costs and reasonable attorneys' fees and costs incurred by the non-breaching party.

    F. ALL CLAIMS. As a further inducement for this Agreement, the Parties expressly waive the provisions of any and all ordinances, statutes, and common law principles and doctrines providing that a general release may not extend to claims which they did not know or suspect to exist in their favor at the time of executing

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the release, which if known by them might have materially affected their settlement with each other and/or related persons and/or entities.

     The Parties acknowledge that they understand that this Agreement shall extend and apply to all unknown, unsuspected and unanticipated Claims, and/or losses, and/or damages, which are related to the Claims, as well as those which are specifically referred to herein, and the Parties hereby affirm that they have affixed their signatures hereto voluntarily and of their own free will and accord.

     G. FACTS. The Parties understand and expressly accept and assume the risk that the facts with respect to which this Agreement is executed may be found hereafter to be other than or different from the facts now believed by them to be true, and agree that this Agreement shall remain effective notwithstanding any such differences in fact.

     H. SERIOUSNESS OF CLAIMS. The Parties further understand that there is a risk that their damages or Claims may be or may become more serious than they now expect or anticipate. The Parties expressly accept and assume this risk, and agree that this Agreement shall be and remain effective notwithstanding any such misunderstanding as to the seriousness of their damages or Claims.

     I. OWNERSHIP OF CLAIMS. The Parties represent and warrant to each other that no person other than themselves had, or has, an interest in the Claims and that they have not sold, assigned, transferred, conveyed or otherwise disposed of any of the Claims.

     J. HEADINGS. The headings included in this Agreement are for convenience only and do not in any way limit, alter or affect the matters contained in this Agreement or the paragraphs that they encaption.

     K. ALTERATION OF THIS AGREEMENT. This Agreement shall not be altered, amended, modified or otherwise changed in any respect or particular whatsoever, except in writing duly executed by all the Parties. Each Party acknowledges and agrees that he or it will make no claim, at any time or place, that this Agreement has been verbally altered or modified in any respect whatsoever.

     L. ATTORNEYS' FEES. The Parties will each bear their own attorneys' fees and costs to date relative to this Agreement, [except that Hawaiian shall pay for Executive's attorneys' fees relating to the review and execution of this
 Agreement].

     M. AUTHORITY. The Parties warrant to each other that each of them has full power, authority and capacity to execute this Agreement. Executive acknowledges that he has been informed of his right to consult with an attorney prior to entering into this Agreement.

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     N.   CONFIDENTIALITY.  As a condition of this Agreement, Executive agrees not to reveal any information concerning the Claims, the terms and conditions of this Agreement, or the negotiations leading to this Agreement or the amount or range of amount of the Settlement Sum and/or any other aspect of settlement made by or on behalf of the Parties to any third person, except his immediate family members, his attorney (if any), as necessary for tax purposes, or as otherwise required by law. Anyone to whom the terms are disclosed as allowed by this Agreement shall be advised of this confidentiality requirement.

          As a further condition of this Agreement, Executive warrants that he has not disclosed the amount of the Settlement Sum, except as permitted above, and that he will not and has not, in any manner, publicized the existence of the Settlement Sum. Executive further warrants that he has not and will not disclose any confidential or proprietary information of Hawaiian which he obtained during his employment with Hawaiian except as permitted in writing signed by an authorized representative of Hawaiian.

     O. SUPPORT OF THE COMPANY. Executive acknowledges and understands that the Settlement Sum pursuant to this Agreement is contingent upon his support of Hawaiian both in the public domain and within the Company. Executive agrees that in the aforementioned twelve (12) month period, he will recommend and promote Hawaiian and not disparage it or its past or present directors, officers, employees or agents in any way or manner.

     P. DISPUTES. Any dispute which arises under this Agreement shall be resolved solely by binding arbitration under the rules of the American Arbitration Association with arbitration to take place in Honolulu, Hawaii.

     Q. COMPLETE AGREEMENT. This Agreement contains the entire agreement between the Parties with respect to the subject matter hereof.

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     DATED:  Honolulu, Hawaii.   February  __ 1997.

                                      HAWAIIAN AIRLINES, INC.


                                      By  _______________________________
                                                John W. Adams
                                                Chairman

                                      By  _______________________________
                                                Rae A. Capps
                                                Vice President, General
                                                Counsel and Corporate Secretary

                                                                 "HAWAIIAN"



                                          _______________________________
                                          BRUCE R. NOBLES
                                                                 "EXECUTIVE"

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